Exhibit 99.1

Janux Therapeutics Reports First Quarter 2022 Financial Results and Business Highlights

-IND application recently submitted for PSMA-TRACTr (JANX007)-

-Company remains on-track to submit IND application for EGFR-TRACTr (JANX008) in 2H 2022-

-Merck nominates second target as part of strategic collaboration and license agreement-

-Presented preclinical data for JANX007 and JANX008 at the 18th Annual Protein & Antibody Engineering Summit (PEGS) Boston Conference & Expo-

-$361.2 million in cash and cash equivalents and short-term investments at end of first quarter 2022-

SAN DIEGO, May 10, 2022 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the first quarter ended March 31, 2022 and provided a business update.

“Janux continues to make meaningful progress towards our goal of developing next-generation immunotherapies that are uniquely designed to overcome the clinical limitations of existing TCE approaches,” said David Campbell, Ph.D., President and CEO of Janux. “Recently, we were pleased to have presented compelling preclinical data supporting the planned clinical development of both our lead TRACTr programs at PEGS Boston, and we are excited about our progress in advancing IND application submissions for JANX007 and JANX008 in 2022. In tandem, we continue to advance our TROP2-TRACTr and our PD-L1xCD28 costimulatory TRACIr programs, with the goal of submitting an IND for both in 2023. We look forward to driving our pipeline of next-generation immunotherapies into the clinic and executing on our near-term milestones.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

•
TRACTr candidates advancing as planned.

o
Janux recently submitted an investigational new drug (IND) application to the U.S. Food and Drug Administration (FDA) for its PSMA-TRACTr (JANX007). cGMP manufacturing of drug substance and drug product has been completed to support the IND and supply first-in-human (FIH) clinical studies.

o
Janux expects to submit an IND application to the FDA for its EGFR-TRACTr (JANX008) in the second half of 2022. cGMP manufacturing of drug substance has been completed to support the IND and supply FIH clinical studies.

o
Janux expects to submit an IND application to the FDA for its TROP2-TRACTr in 2023.

•
Merck nominates second target as part of strategic collaboration and license agreement. In May 2022, Merck nominated a second target under the 2020 Research Collaboration and Exclusive License Agreement between Merck and Janux.

•
Presented preclinical data for JANX007 and JANX008 from the Company’s TRACTr platform at the 18th Annual Protein & Antibody Engineering Summit (PEGS) Boston. In May 2022, Janux presented preclinical data for the Company’s two lead TRACTr programs at PEGS Boston. JANX007 is a novel TRACTr therapeutic targeting prostate-specific membrane antigen (PSMA) for the treatment of metastatic castration-resistant prostate cancer, and JANX008 is a novel TRACTr therapeutic targeting epidermal growth factor receptor (EGFR) for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, and non-small cell lung cancer.

o
Data presented showed that JANX007 and JANX008 exhibited enhanced safety and pharmacokinetic properties relative to unmasked T cell engagers (TCE). Both candidates were well tolerated in non-human primate safety studies with limited healthy tissue toxicities and cytokine release syndrome. These data demonstrate key characteristics of JANX007 and JANX008 which support their planned clinical development.

•
IND-enabling studies ongoing for first TRACIr development candidate, a PD-L1xCD28 costimulatory bispecific for the treatment of solid tumors.

o
Janux expects to submit an IND application to the FDA for its PD-L1xCD28 TRACIr in 2023. Janux has initiated cGMP manufacturing activities to support production and release of drug substance and drug product.

FIRST QUARTER 2022 FINANCIAL HIGHLIGHTS:

•
Cash and cash equivalents and short-term investments: As of March 31, 2022, Janux reported cash and cash equivalents and short-term investments of $361.2 million, compared to $375.0 million at December 31, 2021.

•
Research and development expenses: Research and development expenses for the quarter ended March 31, 2022 were $10.2 million, compared to $1.9 million for the comparable period in 2021.

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General and administrative expenses: General and administrative expenses for the quarter ended March 31, 2022 were $4.9 million, compared to $0.7 million for the comparable period in 2021.

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Net loss: For the quarter ended March 31, 2022, Janux reported a net loss of $13.4 million, compared to a net loss of $2.3 million for the comparable period in 2021.

About Janux Therapeutics

Janux Therapeutics is an innovative biopharmaceutical company developing next-generation therapeutics based on applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms to better treat patients suffering from cancer. Janux’s initial focus is on developing a novel class of T cell engagers (TCEs), and its lead product candidates are designed to target clinically validated drug targets. While TCE therapeutics have displayed potent anti-tumor activity in hematological cancers, developing TCEs to treat solid tumors have faced challenges due to the limitations of prior TCE technologies, namely (i) overactivation of the immune system leading to cytokine release syndrome, (ii) on-target, healthy tissue toxicities, and (iii) poor pharmacokinetics leading to short half-life. Janux is using its TRACTr platform technology to engineer product candidates designed to overcome these limitations by offering accuracy, stability, activity, modularity, and manufacturability. Janux is developing a broad pipeline with lead TRACTr programs targeting prostate-specific membrane antigen (PSMA), epidermal growth factor receptor (EGFR), and trophoblast cell surface antigen 2 (TROP2), and its lead TRACIr program targeting PD-L1xCD28, with all of its programs currently in the IND-enabling or discovery stage. For more information, please visit www.januxrx.com.

Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, the progress and expected timing of Janux’s drug development programs, and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091

Investors:

Christina Tartaglia

Stern Investor Relations, Inc.

christina@sternir.com

(212) 362-1200

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	March 31, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$55,129	$35,582
Short-term investments	306,071	339,383
Prepaid expenses and other current assets	3,454	2,054
Total current assets	364,654	377,019
Restricted cash	816	816
Property and equipment, net	2,660	1,412
Operating lease right-of-use assets	130	185
Other long-term assets	337	392
Total assets	$368,597	$379,824

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,939	$2,458
Accrued liabilities	5,074	3,779
Current portion of deferred revenue	4,649	5,163
Unvested stock liabilities	700	1,203
Current portion of operating lease liabilities	153	194
Total current liabilities	12,515	12,797
Deferred revenue, net of current portion	—	700
Total liabilities	12,515	13,497
Total stockholders’ equity	356,082	366,327
Total liabilities and stockholders’ equity	$368,597	$379,824

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Collaboration revenue	$1,589	$380
Operating expenses:
Research and development	10,184	1,925
General and administrative	4,947	739
Total operating expenses	15,131	2,664
Loss from operations	(13,542)	(2,284)
Total other income	132	—
Net loss	$(13,410)	$(2,284)
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net	(1,567)	—
Comprehensive loss	$(14,977)	$(2,284)
Net loss per common share, basic and diluted	$(0.32)	$(2.06)
Weighted-average shares of common stock outstanding, basic and diluted	41,315,482	1,111,178